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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of VeriFone, Inc. for the registration of 151,316 shares of its Common Stock and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements of VeriFone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

                                                            ERNST & YOUNG LLP


Palo Alto, California
January 23, 1997